UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 25, 2014

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2014, Rosetta Stone Inc. announced its financial results for the fiscal fourth quarter and fiscal year ended December 31, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this report.  In addition, the company will host an Investor Day at its headquarters building in Arlington, VA, on February 25, 2014.  Open to invited analysts and investors, the program will run from 9:00 am to 1:00 pm ET, and will feature executive presentations, product demonstrations, and Q&A with members of the company’s leadership team.

As part of Investor Day, Rosetta Stone’s management will discuss fourth quarter and full-year 2013 financial results. The company will not host a separate earnings call. A webcast of the live event will be streamed through the Investor Relations page of Rosetta Stone’s website at http://investors.rosettastone.com beginning at 9:00 am ET on February 25, 2014.  A recording of the webcast will be available on the same Investor Relations page shortly after the conclusion of the Investor Day event.  In addition, a copy of the presentation slides which will be presented during the Investor Day event is attached to this report as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 25, 2014.

99.2	Presentation slides from the Rosetta Stone Inc. Investor Day event held on February 25, 2014, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014

	By:	/s/ Bruce C. Ghrist
Name: Bruce C. Ghrist
Title: Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 25, 2014.

99.2	Presentation slides from the Rosetta Stone Inc. Investor Day event held on February 25, 2014, furnished herewith.